As filed with the Securities and Exchange Commission on December 2, 2004

                                                     Registration No. 333- 53289

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                ITEX CORPORATION
             (Exact name of Registrant as specified in its charter)

            Nevada                                        93-0922994
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                          3625-132nd Ave. SE, Suite 200
                           Bellevue, Washington 98006
                                 (425) 463-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        1996 ITEX Corporation Key Employees' Incentive Stock Option Plan 1997 ITEX Corporation Key Employees' Incentive Stock Option Plan 1998 ITEX Corporation Key Employees' Incentive Stock Option Plan
                            (Full title of the plan)

                                   ----------

                                  Steven White
                             Chief Executive Officer
                                ITEX Corporation
                          3625-132nd Ave. SE, Suite 200
                           Bellevue, Washington 98006
                                 (425) 463-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                        Copies of all communications to:

                             Stephen Tollefsen, Esq.
                           Tollefsen Business Law P.C.
                           2707 Colby Ave., Ste. 1116
                                Everett, WA 98201
                                 (425) 353-8883

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                              EXPLANATORY STATEMENT

      ITEX Corporation ("ITEX"), is filing this post-effective amendment to deregister 2,927,500 shares of ITEX common stock that were registered under the Registration Statement on Form S-8, File No. 333-53289, filed on May 21, 1998 (the "1998 Form S-8") for issuance pursuant to three ITEX stock option plans, the 1996 ITEX Corporation Key Employees' Incentive Stock Option Plan, the 1997 ITEX Corporation Key Employees' Incentive Stock Option Plan, and the 1998 ITEX Corporation Key Employees' Incentive Stock Option Plan (collectively, the "1996-1998 Option Plans").

      On March 15, 2004, the stockholders of ITEX Corporation approved the ITEX Corporation 2004 Equity Incentive Plan ("2004 Plan"), which replaced the 1996-1998 Option Plans. The 2004 Plan was adopted to be used as the basis for all new stock option and equity grants. As of April 28, 2004, no options remained outstanding under the 1996-1998 Option Plans, and none were available for grant under the 1996-1998 Option Plans. A total of 2,970,000 shares of common stock of ITEX were originally registered under the 1998 Form S-8, reflecting shares which were to be issued upon the exercise of options under the 1996-1998 Option Plans. ITEX is filing this post-effective amendment to deregister the remaining number of registered shares which were reserved for issuance pursuant to 1996-1998 Option Plans.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on December 2, 2004.

                                              ITEX Corporation

                                          By: /s/ Steven White
                                              ----------------------------------
                                              Steven White
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                        Title                         Date

/s/ Steven White              Director, Chief Executive       December 2, 2004
-------------------           Officer and Interim Chief
Steven White                  Financial Officer

/s/ John Wade                 Director, Secretary             December 2, 2004
-------------------           and Treasurer
John Wade

/s/ Eric Best                 Director                        December 2, 2004
-------------------
Eric Best

/s/ Alan Zimmelman            Director                        December 2, 2004
-------------------
Alan Zimmelman